                              STANDSTILL AGREEMENT

     This STANDSTILL AGREEMENT, dated as of November 14, 2005 (this "AGREEMENT"), by and among Kitty Hawk, Inc., a Delaware corporation (the "COMPANY") and the individuals and entities listed as Purchasers on the signature page of this Agreement (each an "PURCHASER" and collectively, the "PURCHASERS").

                                    RECITALS

     WHEREAS, the Purchasers and the Company have entered into a Securities Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT");

     WHEREAS, as a condition to the consummation of the Purchase Agreement, the Company desires that each Purchaser make certain representations, warranties, covenants and agreements as set forth in this Agreement;

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I.
                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

     To induce the Company to enter into this Agreement, the Purchase Agreement and the other documents contemplated hereby and thereby, and to consummate the transactions contemplated hereby and thereby, each Purchaser represents and warrants to the Company, separately and not jointly, as follows:

     1.1 Binding Agreement.

     The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser, and, assuming the valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     1.2 Execution; No Violations.

     The execution and delivery of this Agreement by such Purchaser does not, and the consummation by such Purchaser of the transactions contemplated hereby will not: (a) violate or conflict with the organizational documents of such Purchaser or any agreement, order, injunction, decree, or judgment to which such Purchaser is a party or by which such Purchaser or any of its respective properties is bound; or (b) violate any law, rule or regulation applicable to such Purchaser.

     1.3 Governmental and Other Consents.

     No consent, approval or authorization of, or designation, registration, declaration or filing with, any governmental entity or third Person is required on the part of such Purchaser in connection with the execution or delivery of this Agreement or the consummation by it of the transactions contemplated hereby, except such filings as may be necessary to disclose the acquisition of additional securities of the Company by Purchasers that are required to report their ownership and changes in such ownership under applicable securities laws, or to disclose the existence of this Agreement.

     1.4 Share Ownership.

     Each Purchaser acknowledges that such Purchaser understands the terms and conditions of that certain Rights Agreement, by and between the Company and American Stock Transfer & Trust, dated January 21, 2004, and that certain Amendment No. 1 to Rights Agreement to be effective contemporaneously with the transactions contemplated by the Purchase Agreement (the Rights Agreement, as amended by such Amendment No. 1 to Rights Agreement, the "RIGHTS AGREEMENT").
Schedule 1.4 lists, in each case without giving effect to the transactions contemplated by the Purchase Agreement, (i) the name of each Purchaser, (ii) the number shares of Common Stock (as defined in the Rights Agreement) which such Purchaser, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, (iii) the name of each Affiliate (as defined in the Rights Agreement) and each Associate (as defined in the Rights Agreement) of such Purchaser, and (iv) the number of shares of Common Stock each such Affiliate and Associate, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise. Except as set forth on Schedule 1.4, such Purchaser and its Affiliates and Associates does not own any voting securities of Company, or any securities convertible into or exchangeable or exercisable for any voting securities of the Company, or which, upon redemption thereof, could result in such Purchaser or any of its Affiliates receiving any voting securities, or options, warrants, contractual rights or other rights of any kind to acquire or vote any voting securities of the Company (collectively, the "VOTING SECURITIES"), except those voting securities acquired pursuant to the Purchase Agreement, or issuable upon exchange, conversion or exercise (as applicable) of the securities of the Company acquired pursuant to the Purchase Agreement (the "COMPANY SECURITIES").

                                   ARTICLE II.
                             STANDSTILL ARRANGEMENTS

     2.1 Prohibited Actions.

     Each Purchaser hereby agrees that prior to the Termination Date, neither such Purchaser nor any of its Affiliates will, directly or indirectly, solicit, request, advise, assist or encourage others to, take any of the following actions:

          (a) form, join in or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to Voting Securities or deposit any Voting Securities in a voting trust or similar arrangement or subject any Voting Securities to any voting agreement or pooling arrangement with respect to the Company Securities, other than (i) with one or more Affiliates of such Purchaser, or (ii) with respect to matters presented to the Board of Directors in accordance with Section 2.1(b);

          (b) seek to call, or request the call of, a special meeting of the stockholders of the Company or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company that has not first been presented to the Board of Directors at least 60 days, but not more than 120 days, prior to such meeting;

          (c) commence, or announce any intention to commence, any tender offer for any Voting Securities, except following an announcement by any unaffiliated third party of an intention to make, or the commencement of, such a tender offer;

          (d) except as approved in advance by the Board of Directors, make, announce any intention or desire to make, or facilitate the making public or public disclosure of, any proposal or bid with respect to (i) the acquisition of any substantial portion of the assets of the Company or of the assets or stock of any of its subsidiaries or of all or any portion of the outstanding Voting Securities, or (ii) any merger, consolidation, other business combination, restructuring, recapitalization, liquidation or other extraordinary transaction involving the Company or any of its subsidiaries, provided, however, that if a Purchaser supports, agrees to vote in favor of or to tender securities into, or announces support for a bona fide third party proposal not solicited or arranged by such Purchaser after the proposal has been publicly announced, such actions shall not constitute "facilitating" such proposal for purposes of this Section 2.1(d);

          (e) amend or repeal, or seek to amend or repeal, any anti-takeover provisions adopted by the Company, including the Rights Agreement, dated January 21, 2004, between the Company and American Stock Transfer & Trust Company (as amended in accordance with its terms), provided that voting in favor of such a repeal, if proposed by persons not affiliated with any of the Purchasers, shall not violate this Section 2.1(e), and all Purchasers shall be free to vote any Voting Securities held by them as they see fit with respect to any such proposal;

          (f) arrange, or in any way participate in, any financing for any transaction referred to in Section 2.1(a) through 2.1(e); or

          (g) make any request to the Board of Directors for, or otherwise seek (in any fashion that would require public disclosure by the Company, such Purchaser or their respective

Affiliates) to obtain from the Company, any waiver or amendment of any provision of this Agreement prior to November 14, 2006.

     2.2 Prohibitions on Voting Incremental Shares.

     Except as approved in advance by the Board of Directors, each Purchaser hereby agrees that prior to the Termination Date, neither such Purchaser nor any of its Affiliates will, directly or indirectly, vote any Incremental Shares in connection with, or otherwise permit any Incremental Shares to participate in, any "solicitation" of any "proxy" to vote any Voting Shares (other than conducted by the Company), or in any election contest with respect to the Company (as such terms are defined or used in Rules 14a-1 and 14a-11 under the Exchange Act). As used herein, "INCREMENTAL SHARES" means the Voting Securities beneficially owned (as such term is defined in Rule 13d-3 under the Exchange
Act) by such Purchaser or any of its Affiliates, in aggregate, in excess of 14.99% of the outstanding Voting Securities.

                                  ARTICLE III.
                                   TERMINATION

     3.1 Notification of the Company.

     Each Purchaser hereby covenants and agrees that such Purchaser will promptly notify the Company when and if such Purchaser receives or learns of (i) any oral or written request to such Purchaser or any of its Affiliates to participate in any of the transactions or actions referred to in Sections 2.1(a) through 2.1(g), or (ii) any oral or written communication from or by any Person (other than the Company) with respect to any of the transactions or actions referred to in Sections 2.1(a) through 2.1(g) if such Person could reasonably be deemed to be capable of effecting, participating in or materially assisting in such an action or transaction (through one or more Affiliates or otherwise) and such oral or written communication was of a nature that could reasonably be deemed to indicate a serious interest in effecting, participating in or materially assisting in such an action or transaction.

     3.2 Termination.

     This Agreement shall terminate with respect to a particular Purchaser on the date that such Purchaser and its Affiliates no longer beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) Voting Securities representing at least 5% of the outstanding Voting Securities of the Company (the "TERMINATION DATE").

     3.3 Injunctive Relief.

     The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, without the need to post a bond or other security, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

                                   ARTICLE IV.
                                  MISCELLANEOUS

     4.1 Definitions.

     Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

     4.2 Assignment.

     Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of the Purchasers or by any Purchaser, without the consent of the Company, except in the case of transfers by a Purchaser to its affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

     4.3 Notices.

     Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, as follows:

     If to the Company:

          Kitty Hawk, Inc.
          1515 West 20th Street
          P. O. Box 612787
          DFW International Airport, Texas 75261
          Telephone: (972) 456-2200
          Facsimile: (972) 456-2249
          Attn: Steven E. Markhoff, Esq.

     With a copy to:

          Haynes and Boone, LLP
          901 Main Street
          Dallas, Texas 75214
          Telephone: (214) 651-5000
          Facsimile: (214) 200-0428
          Attn: Garrett A. DeVries

     If to any Purchaser, to the address for such Purchaser on the signature page of the Purchase Agreement.

     With a copy to:

          Paul, Hastings, Janofsky & Walker LLP
          695 Town Center Drive, 17th Floor
          Costa Mesa, California 92626
          Telephone: (714) 668-6200
          Facsimile: (714) 979-1921
          Attn:  Peter J. Tennyson

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

     All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     4.4 Choice of Law.

     This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Texas, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     4.5 Entire Agreement; Amendments and Waivers.

     This Agreement, the Confidentiality Agreement between each Purchaser and the Company, the Purchase Agreement, the Registration Rights Agreement, the Preferred Stock Certificate of Designations and the Warrants, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Purchasers.

     4.6 Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.7 Invalidity.

     In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     4.8 Headings.

     The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written hereinabove.

                                      KITTY HAWK, INC.


                                      By: /s/ Robert W. Zoller, Jr.
                                          --------------------------------------
                                      Name: Robert W. Zoller, Jr.
                                      Title: President and Chief Executive
                                             Officer

                  [Signature Page to the Standstill Agreement]

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Standstill Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                      LLOYD I. MILLER, III


                                      /s/ Lloyd I. Miller, III
                                      ------------------------------------------
                                      Lloyd I. Miller, III


                                      MILFAM II L.P.,
                                      a Georgia limited partnership

                                      By: Milfam LLC, an Ohio limited liability
                                          company, as general partner


                                      By: /s/ Lloyd I. Miller, III
                                          --------------------------------------
                                          Lloyd I. Miller, III, Managing Member

                  [Signature Page to the Standstill Agreement]

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Standstill Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                      BONANZA MASTER FUND, LTD.

                                      By: Bonanza Capital, Ltd., a Texas limited
                                          partnership, as its general partner

                                      By: Bonanza Fund Management, Inc., a Texas
                                          corporation, as its general partner


                                      By: /s/ Bernay Box
                                          --------------------------------------
                                          Bernay Box, President

                  [Signature Page to the Standstill Agreement]

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Standstill Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                      POTOMAC CAPITAL PARTNERS, L.P.,
                                      a Delaware limited partnership

                                      By: Potomac Capital Management,
                                          General Partner


                                      By: /s/ Paul J. Solit
                                          --------------------------------------
                                          Paul J. Solit, Managing Member


                                      PLEIADES INVESTMENT PARTNERS-R, LP,
                                      a Delaware limited partnership

                                      By: Potomac Capital Management,
                                          General Partner


                                      By: /s/ Paul J. Solit
                                          --------------------------------------
                                          Paul J. Solit, Managing Member


                                      POTOMAC CAPITAL INTERNATIONAL LTD.,
                                      a British Virgin Islands corporation


                                      By: /s/ Paul J. Solit
                                          --------------------------------------
                                          Paul J. Solit, Managing Member

                  [Signature Page to the Standstill Agreement]

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Standstill Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        SACC PARTNERS, L.P.,
                                        a Delaware limited partnership


                                        By: /s/ Bryant Riley
                                            ------------------------------------
                                            Bryant Riley, Managing Partner

                                        By: Riley Investment Management, Inc.,
                                            Investment Advisor


                                        By: /s/ Bryant Riley
                                            ------------------------------------
                                            Bryant Riley, President


                                        B. RILEY & CO. RETIREMENT TRUST
                                        DATED 1/1/99


                                        By: /s/ Bryant Riley
                                            ------------------------------------
                                            Bryant Riley, Trustee

                  [Signature Page to the Standstill Agreement]

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Standstill Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        CORKY AND RICK STEINER FAMILY L.P.,
                                        a Delaware limited partnership

                                        By: Richard Steiner, as general partner


                                        By: /s/ Richard Steiner
                                            ------------------------------------
                                            Richard Steiner


                                        RICHARD STEINER


                                        /s/ Richard Steiner
                                        ----------------------------------------
                                        Richard Steiner


                                        PHILIP H. STEINER


                                        /s/ Philip H. Steiner
                                        ----------------------------------------
                                        Philip H. Steiner

                  [Signature Page to the Standstill Agreement]

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Standstill Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        BLUEGRASS GROWTH FUND, L.P.
                                        a Delaware limited partnership

                                        By: Bluegrass Growth Fund Partners, LLC
                                            General Partner


                                        By: /s/ Brian Shatz
                                            ------------------------------------
                                            Brian Shatz, Managing Member

                  [Signature Page to the Standstill Agreement]